Exhibit 10.24

SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is dated for reference purposes as of November 21, 2012, and is entered into by and between O’DONNELL ACQUISITIONS, LLC, a California limited liability (“Buyer), and 280 BUSINESS PARK REALTY, LTD, PARTNERSHIP, a North Carolina limited partnership (“Seller”).

R E C I T A L S

A. Buyer and Seller are parties to that certain Agreement for Purchase and Sale of Real Property dated October 17, 2012, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property dated November 19, 2012 (collectively, the “Purchase Agreement”), pursuant to which, among other things, Seller agreed to convey to Buyer the Property, which real property consists of that certain land and improvements located at 280 Business Park Drive, Winston Salem, North Carolina. Capitalized terms which are not expressly defined in this Amendment shall have the meaning given to them in the Purchase Agreement.

B. Buyer and Seller desire to amend the Purchase Agreement on the terms and conditions set forth below.

NOW, THEREFORE, incorporating the foregoing recitals and in consideration thereof, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Closing Date. In the event Buyer notifies Seller in writing by December 19, 2012 that Buyer’s lender’s (“Lender”) funding conditions have not been satisfied within the time necessary to allow Closing to occur by December 28, 2012, then Seller may elect to either (a) proceed to Closing by December 28, 2012 by providing Buyer with seller carryback financing in the principal amount of $4,260,000 at an annual interest rate of 5% and a maturity date of January 31, 2012 pursuant to the forms of note and deed of trust attached hereto as Exhibit “A”, which forms shall be modified to provide that such financing is fully non-recourse to Buyer, or (b) extend the outside closing date set forth in Section 1(c) to January 31, 2012. If either (i) the non-satisfaction of such Lender funding conditions is due to a Seller default or failure of any other closing condition under the Purchase Agreement, or (ii) Seller does not provide Buyer with written notice by December 21, 2012 of its election under clause (a) above, then Seller shall be deemed to have elected clause (b) above. If Seller elects clause (b) above and the non-satisfaction of such Lender funding conditions is due to any reason other than a Seller default or failure of any other closing condition under the Purchase Agreement, then Buyer shall deposit into escrow by December 28, 2012 an additional Forty Thousand Dollars ($40,000; the “Extension Payment”), which Extension Payment shall treated in the same manner as the Earnest Money but shall not be applicable to the Purchase Price.

2. Approval of Examination Period Contingencies. Buyer hereby approves of the Examination Period contingencies, subject to satisfaction of all remaining closing conditions set forth in the Purchase Agreement, including Buyer’s receipt of an estoppel certificate and subordination, non-disturbance and attornment agreement pursuant signed by the tenant under the Lease pursuant to Section 7(e) of the Purchase Agreement.

3. Authority. The parties executing this Amendment each represent and warrant to the other that they are duly authorized to do so on behalf of the party on whose behalf they have signed and that no further consents or approvals are required in order for such person to duly bind the entity on whose behalf such individual has executed this Amendment.

4. Ratification; No Other Modifications. The terms of the Purchase Agreement are hereby affirmed and ratified by each party and, except as expressly provided in this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.

5. Counterparts; Electronic Delivery. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other party or parties to this Amendment attached thereto. Signatures may be delivered by facsimile or e-mail and they shall be binding as if they were originals.

[signatures on following page]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date of the Agreement.

“SELLER”	280 BUSINESS PARK REALTY, LTD, PARTNERSHIP, a North Carolina limited partnership

	By:	G.J. Braun Corp., General partner

By:
Dan Braun, President

“BUYER”	O’DONNELL ACQUISITIONS, LLC, a California limited liability company

	By:	Douglas D. O’Donnell, as Trustee of the DOD
Trust dated August 29, 2002, its sole member

EXHIBIT “A”

[forms of note and deed of trust attached hereto]